SEE REVERSE FOR STOCK TRANSFER
RESTRICTION LEGEND

NUMBER		SHARES

OC	OAKHURST COMPANY, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
	COMMON STOCK	SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP 859241 10 1

THIS CERTIFIES THAT

is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 PER SHARE OF THE COMMON STOCK OF
OAKHURST COMPANY, INC.
NAME CHANGED TO
STERLING CONSTRUCTION COMPANY, INC.
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
     This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated

/s/ Karen A. Stempenski	(OAKHURST COMPANY SEAL)	/s/ Patrick T. Manning

VICE PRESIDENT, TREASURER		CHAIRMAN OF THE BOARD, PRESIDENT
COUNTERSIGNED AND REGISTERED
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, N.Y.)
TRANSFER AGENT AND REGISTRAR,
BY
AUTHORIZED SIGNATURE

STOCK TRANSFER RESTRICTION
     Transfer of shares of Common Stock represented by this certificate is limited by the provisions of Article SIXTH of the certificate of incorporation of the Corporation which generally prohibits transfers which would cause (X) the Ownership Interest Percentage (as defined in Article SIXTH) of the transferee or any person to exceed four and one-half (4.5%) percent or (Y) any increase in the Ownership Interest Percentage of the transferee or any other person if the Ownership Interest Percentage of such transferee or any such other person exceeded for and one-half (4.5%) percent before such transfer. Refer to Article SIXTH of the certificate of incorporation of the Corporation for a full statement of the restrictions on transfer.

     The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be addressed to the Secretary of the Corporation or to the Transfer Agent and Registrar named on the face of this Certificate.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian

	(Cust)		(Minor)
under Uniform Gifts to Minors
Act

(State)

Additional abbreviations may also be used though not in the above list.
     For Value Received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares

of the capital stock represented by this Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said shares on the books of the named Corporation with full power of substitution in the premises.
Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.